Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132933 of Duke Energy Corporation on Form S-8 of our report relating to the financial statements and supplementary information of the Duke Energy Retirement Savings Plan for Legacy Cinergy Union Employees (IBEW 1393) (the Plan) dated June 15, 2012, appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2011.

/S/ McCONNELL & JONES LLP
Houston, Texas
June 15, 2012